SIERRA PACIFIC RESOURCES

Offer to Exchange

PIESSM in the Form of Corporate PIESSM

For

Outstanding PIESSM in the Form of

Corporate PIESSM

         To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      Sierra Pacific Resources (the “Company”) is offering, upon and subject to the terms and conditions set forth in a preliminary prospectus dated April 15, 2005 (as may be amended or supplemented from time to time, the “Exchange Offer Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) up to 4,704,350 of our existing Premium Income Equity SecuritiesSM (“PIESSM”) in the form of Corporate PIES (the “Old PIES”) for a like amount of our PIES in the form of Corporate PIES to be issued upon completion of the exchange (the “New PIES”) and an exchange fee of $0.125 in cash for each Old PIES. Capitalized terms used but not defined herein have the meanings given to them in the Exchange Offer Prospectus.

      The Exchange Offer is made on the terms and are subject to the conditions set forth in the Exchange Offer Prospectus and the accompanying Letter of Transmittal, including the condition that the Old PIES remain listed on the New York Stock Exchange, or the NYSE. In the event that the Company determines there is any likelihood that the NYSE continued-listing condition may not be met, the Company may accept a pro rata amount of the Old PIES tendered in the offer in order to ensure that the Old PIES continue to be listed on the NYSE.

      We are requesting that you contact your clients for whom you hold Old PIES regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old PIES registered in your name or in the name of your nominee, or who hold Old PIES registered in their own names, we are enclosing the following documents:

1. The Exchange Offer Prospectus;

2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

3. A form of letter which may be sent to your clients for whose account you hold Old PIES registered in your name or the name of your nominee, with space provided for obtaining such clients’ instruction with regard to the Exchange Offer; and

4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

      Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., New York City time, on May 18, 2005 unless extended by the Company (the “Expiration Date”). The Old PIES tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and Old PIES should be delivered to the Exchange Agent or the book-entry transfer procedures should be complied with, all in accordance with the instructions set forth in the Letter of Transmittal and the Exchange Offer Prospectus.

      The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Exchange Offer Prospectus and the related documents to the beneficial owners of Old PIES held by them as nominee or in a fiduciary capacity. The

Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old PIES pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

      Requests for additional copies of the enclosed materials should be directed to The Bank of New York, the Exchange Agent for the Old PIES, at its addresses and telephone numbers set forth on the front of the Letter of Transmittal.

Very truly yours,
SIERRA PACIFIC RESOURCES

Enclosures

      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE EXCHANGE OFFER PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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